Exhibit 2.5

AMENDMENT NO. 1 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment No. 1 to Membership Interest Purchase Agreement, dated as of June 15, 2018 (this “Amendment”), is entered into by and among CPG International LLC d/b/a The AZEK Company LLC, a Delaware limited liability company (“Buyer”), Versatex Holdings, LLC, a Delaware limited liability company (the “Company”), the undersigned members of the Company (the “Sellers”) and, solely in its capacity as Seller Representative, Highlander Partners Trim, LLC. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Buyer, the Company, the members of the Company listed on Schedule I thereto and the Seller Representative are party to that certain Membership Interest Purchase Agreement, dated as of May 11, 2018 (the “Purchase Agreement”);

WHEREAS, Buyer, the Company, the Sellers and the Seller Representative now desire to amend the Purchase Agreement to provide for a tax-efficient rollover (the “Rollover Transaction”) of a portion of the membership interests (the “Rollover Interests”) held by each of J Pace, Inc., R Kapres, Inc. and EM Kaffenes, Inc. (the “Rollover Sellers”);

WHEREAS, prior to the Closing, in connection with the transactions contemplated by the Purchase Agreement, AOT Building Products, L.P. (“AOT”) will contribute certain cash to CPG Holdco LLC, a direct wholly-owned subsidiary of AOT (“Holdco”) (such contribution, the “AOT Contribution”), which will then be contributed by Holdco to CPG Newco LLC, a direct wholly-owned subsidiary of Holdco (“Newco”) and which will be further contributed by Newco to Buyer, a direct wholly-owned subsidiary of Newco, to fund a portion of the Purchase Price;

WHEREAS, pursuant to Section 10.09 of the Purchase Agreement, the Purchase Agreement may only be amended, modified or supplemented by an agreement set forth in writing and signed by Buyer, the Company, the Seller Representative and Sellers, including the Seller Representative, who hold a majority of the Membership Interests prior to the Closing (the “Requisite Parties”); and

WHEREAS, the parties to this Amendment represent the Requisite Parties.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and by their signatures to this Amendment, Buyer, the Company, the undersigned Sellers and the Seller Representative hereby amend the Purchase Agreement in the following manner:

1.	Rollover Transaction. The parties hereto agree that the Rollover Transaction will be consummated as follows:

(a)

Contemporaneously and in connection with the AOT Contribution, the Rollover Sellers will contribute their respective Rollover Interests all as set forth on Annex I hereto to Holdco in exchange for membership interests in Holdco.

(b)	Prior to the Closing, Holdco will contribute the Rollover Interests received pursuant to clause (a) to Newco, and immediately thereafter Newco will contribute such Rollover Interests to Buyer.

(c)

Thereafter, and contemporaneously with Closing, the Rollover Sellers will contribute their membership interests in Holdco to AOT in exchange for membership interests in AOT all as set forth on Annex I hereto.

2.	Recitals. The fourth recital is hereby amended and restated in its entirety to read as follows:

“WHEREAS, concurrently with the execution of this Agreement, the Sellers listed on Schedule II hereto (collectively, the “Executives” and each, an “Executive”) have executed and delivered employment agreements, and each of the Rollover Sellers and Buyer have agreed that, in connection with the Closing, they will cause a tax-efficient rollover of a portion of such Rollover Sellers’ membership interests in the Company, pursuant to which the Rollover Sellers will receive interests in AOT Building Products, L.P., the indirect parent of Buyer;”

3.

Purchase and Sale. The parties hereto agree that at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Membership Interests other than the Rollover Interests held by the Rollover Sellers, which Rollover Interests shall be acquired by Buyer prior to the Closing in connection with the Rollover Transaction. Notwithstanding the foregoing, none of the mechanics for (i) the payment of the Closing Payment to the Sellers pursuant to the terms of the Waterfall, (ii) the payment of any Final Adjustment Surplus by Buyer to the Seller Representative (for credit to each of the Sellers in accordance with the Waterfall) and (iii) the release of any Escrow Funds in the Escrow Account to the Seller Representative (for credit to each of the Sellers in accordance with the Waterfall) shall be amended in any way as a result of the Rollover Transaction or the terms of this Amendment and such mechanics shall be determined as if the Rollover Transaction has not occurred; provided, that with respect to clause (i), the actual cash payments made to the Sellers listed on Schedule II of the Purchase Agreement shall be reduced by the Rollover Amount set forth opposite such Rollover Sellers’ name on Annex I, (the aggregate value for such membership interests in Holdco held by all of the Rollover Sellers, the “Total Rollover Amount”). Buyer acknowledges and agrees that the Seller Payout Spreadsheet shall not be required to make the adjustments referred to in the preceding sentence. The parties further agree that, (i) for purposes of Section 6.03(c)(i) of the Purchase Agreement, the Total Tax Consideration shall be reduced by the Total Rollover Amount and other amounts required that would have been required to be taken into account for U.S. federal income tax purposes with respect to the Rollover Interests had the Rollover Transaction not occurred, and all amounts referred to in Exhibit C of the Purchase Agreement shall be proportionately reduced in determining the allocation of the Total Tax Consideration with respect to the Membership Interests other than the Rollover Interests and (ii) the pro rata obligations of the Sellers under Article XI of the Purchase Agreement shall be determined as if the Rollover Transaction has not occurred.

4.

Representations and Warranties; Interim Operating Covenants. The parties hereto agree that the representations and warranties of the Sellers or the Seller Representative or the Company contained in the Purchase Agreement (as modified by the Disclosure Schedules) and any interim operating covenants set forth in Section 6.01 of the Purchase Agreement shall be deemed to be made or given as if the Rollover Transaction has not occurred, and, to the extent any breach of such provisions occurs, Buyer hereby waives all claims for breach of (i) any representation or warranty of the Sellers or the Seller Representative or the Company contained in the Purchase Agreement (as modified by the Disclosure Schedules) and (ii) any interim operating covenants set forth in Section 6.01 of the Purchase Agreement, in each case, solely to the extent that such breach occurs as a result of the consummation of the Rollover Transaction.

5.

Continued Validity of Purchase Agreement. Unless otherwise modified or supplemented by the terms of this Amendment, all terms and conditions of the Purchase Agreement shall continue in full force and effect.

6.

Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

7.

Governing Law. This Amendment will be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule and all claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment) shall be determined and adjudicated under the Laws of the State of Delaware.

8.	Headings. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

9.

Counterparts; Facsimile or Electronic Signature. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. In the event that any signature to this Amendment or any other agreement, certificate or instrument delivered in connection herewith is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. Once signed, this Amendment may be delivered by “.pdf” format, and any reproduction of this Amendment made by reliable means (e.g., photocopy, facsimile or portable document format) is considered an original.

10.

Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment No. 1 to Membership Interest Purchase Agreement on the date first above written.

BUYER:

CPG INTERNATIONAL LLC

/s/ Jesse Singh

Name:	Jesse Singh
Title:	C.E.O.

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment No. 1 to Membership Interest Purchase Agreement on the date first above written.

THE COMPANY:

VERSATEX HOLDINGS, LLC

By:	/s/ Christopher McRorie

Name: Christopher McRorie
Title: Vice President, General Counsel & Secretary

SELLER REPRESENTATIVE:

HIGHLANDER PARTNERS TRIM, LLC

By:	/s/ Christopher McRorie

Name: Christopher McRorie
Title: Vice President, General Counsel & Secretary

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment No. 1 to Membership Interest Purchase Agreement on the date first above written.

SELLERS:

HIGHLANDER PARTNERS TRIM, LLC

By:	/s/ Christopher McRorie

Name: Christopher McRorie
Title: Vice President, General Counsel & Secretary

WOLFPAC HOLDINGS, INC.

By:	/s/ James Wolf

Name: James Wolf
Title: CEO

AEA MEZZANINE FUND III LP

By: AEA MEZZANINE PARTNERS III LP, its general partner

By: AEA Mezzanine MANAGEMENT III GP LLC, its general partner

By:	/s/ Scott E. Zoellner

Name: Scott E. Zoellner
Title: Vice President

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment No. 1 to Membership Interest Purchase Agreement on the date first above written.

EM KAFFENES, INC.

By:	/s/ Evan Kaffenes

Name:	Evan Kaffenes
Title:	President

R KAPRES, INC.

By:	/s/ Rick Kapres

Name:	Rick Kapres
Title:	President

J FERRESE, INC.

By:	/s/ Joseph Ferrese

Name:	Joseph Ferrese
Title:	President

S PETRAS, INC.

By:	/s/ Shawn Petras

Name:	Shawn Petras
Title:	President

J PACE, INC.

By:	/s/ John Pace

Name:	John Pace
Title:	President

J.D. PACE, INC.

By:	/s/ Josh Pace

Name:	Josh Pace
Title:	President

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment No. 1 to Membership Interest Purchase Agreement on the date first above written.

B NAUMANN, INC.

By:	/s/ William Naumann

Name:	William Naumann
Title:	President

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]